Exhibit 28 (j)(1) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Federated Hermes Conservative Microshort Fund and Federated Hermes Conservative Municipal Microshort Fund (two of the portfolios constituting Federated Hermes Adviser Series) dated October 31, 2025, and each included in this Post-Effective Amendment No. 71 to the Registration Statement (Form N-1A, File No. 333-218374) of Federated Hermes Adviser Series (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 23, 2025, with respect to the financial statements and financial highlights of Federated Hermes Conservative Microshort Fund and Federated Hermes Conservative Municipal Microshort Fund (two of the portfolios constituting Federated Hermes Adviser Series) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended August 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

s/ Ernst & Young LLP

Boston, Massachusetts

October 23, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated October 31, 2025, and each included in this Post-Effective Amendment No. 71 to the Registration Statement (Form N-1A, File No. 333-218374) of Federated Hermes Adviser Series (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 25, 2025, with respect to the financial statements and financial highlights of Federated Hermes U.S. SMID Fund (one of the portfolios constituting Federated Hermes Adviser Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 27, 2025